EXHIBIT 5.1
                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form F-10 (the "Registration Statement") of Gold Reserve Inc. of our report dated February 17, 2006 relating to the consolidated financial statements of Gold Reserve Inc., which appears in Gold Reserve Inc.'s Annual Report on Form 20F for the year ended December 31, 2005.

We also consent to the inclusion in this Amendment No. 2 to the Registration Statement of Gold Reserve Inc. of our report dated February 17, 2006 relating to the Supplementary Information on Differences Between Canadian and U.S. GAAP.

We further consent to the use of our name in the prospectus that is filed as a part of this Amendment No. 2 to the Registration Statement under the headings "Auditors, Transfer Agent and Registrar" and "Documents Filed as a Part of the Registration Statement".


/s/ PricewaterhouseCoopers LLP

Chartered Accountants
Vancouver, B.C., Canada
May 8, 2006